UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2017

 AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 9, 2017, Ampio Pharmaceuticals, Inc. (the “Company”) received a letter from the NYSE American LLC (“NYSE American”) stating that the Company’s plan to regain compliance with the NYSE American’s continued listing standards has been accepted by the NYSE American.

As previously reported by the Company in a Current Report on Form 8-K on September 7, 2017, the Company received a letter from the NYSE American on September 1, 2017 stating that the Company was not in compliance with the continued listing standards of the NYSE American Company Guide (the “Company Guide”) relating to stockholders’ equity. The letter indicated that the Company was not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide, which requires a listed company to have stockholders’ equity of (i) at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years and (ii) at least $6.0 million if it has reported losses from continuing operations or net losses in its five most recent fiscal years. As of June 30, 2017, the Company had stockholders’ equity of $3.7 million. In October 2017, the Company raised approximately $6.7 million in gross proceeds from the sale of its common stock to certain investors.

The Company submitted a plan to regain compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide and the plan has been accepted by the NYSE American. The Company has been granted until March 1, 2019 to implement its plan. Such extension is subject to periodic review by the NYSE American for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by March 1, 2019, or if it does not make progress consistent with the plan during the plan period, the NYSE American staff may initiate delisting proceedings as appropriate.

The Company seeks to regain compliance with the NYSE American continued listing standards by June 30, 2018; however, there is no assurance the Company will be able to accomplish this.

The Company’s common stock will not be delisted by the NYSE American for the deficiency during the plan period. The Company's common stock will continue to trade under the symbol “AMPE,” with the added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. The NYSE American also publishes a list of noncompliant issuers and displays the .BC indicator on its website. The NYSE American notification does not affect the Company's business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on November 16, 2017, announcing that it had received acceptance of the plan to regain compliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s ability to implement its plan to regain compliance with the NYSE American’s continued listing standards. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. Risk factors that may cause actual results to differ are discussed in the Company’s SEC filings, including its annual report on Form 10-K for the year ended December 31, 2016. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated November 16, 2017, regarding NYSE American acceptance of plan to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: November 16, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 16, 2017, regarding NYSE American acceptance of plan to regain compliance.